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                                                                    EXHIBIT 99.2

Manhattan Associates, Inc.
Seventh Floor
2300 Windy Ridge Parkway
Atlanta, Georgia 30339

        Re:  Consent to Be Named as Director

Ladies and Gentlemen,

        This will serve as my consent to my being named in the Registration Statement of Manhattan Associates, Inc. (No. 333-47095) and any amendment thereof or prospectus contained therein as a proposed director of Manhattan Associates, Inc.



March 31, 1998                                    /s/ Charles W. McCall
                                                -------------------------
                                                Charles W. McCall
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Manhattan Associates, Inc.
Seventh Floor
2300 Windy Ridge Parkway
Atlanta, Georgia 30339

        Re: Consent to Be Named as Director

Ladies and Gentlemen:

        This will serve as my consent to my being named in the Registration Statement of Manhattan Associates, Inc. (No. 333-47095) and any amendment thereof or prospectus contained therein as a proposed director of Manhattan Associates, Inc.
                                        /s/ Brian J. Cassidy
        March 31, 1998                  --------------------------------
                                        Brian J. Cassidy